EXHIBIT 99.1

Woodward Announces Declaration of Dividend

FORT COLLINS, Colo., Sept. 19, 2018 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced that its Board of Directors declared a cash dividend of $0.1425 per share for the quarter, payable on November 27, 2018, for stockholders of record as of November 13, 2018.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2017 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:	Don Guzzardo Corporate Director Investor Relations, Treasury & Risk Management 970-498-3580 Don.Guzzardo@Woodward.com